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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Names Dr. Roger Heinisch Interim CEO

Board Replaces CEO and President, Ralph Sheridan

BILLERICA, Mass.—May 20, 2003—American Science and Engineering, Inc. (AMEX:ASE) announced today that its board of directors has replaced the Company's CEO and President, Ralph Sheridan. The board has named a director of the Company, Dr. Roger P. Heinisch, to serve as interim President and CEO, pending appointment of a permanent successor to Mr. Sheridan.

General William Odom, Chairman of American Science and Engineering's (AS&E®)'s board of directors, stated that "In the nearly ten years in which Ralph served as AS&E's CEO he provided excellent leadership, first in turning around its operations and then in putting it on the path to significant revenue growth." General Odom said that the board had decided that the Company needs different leadership to take it into the future.

Dr. Heinisch has been a director of AS&E since 1999. He served for many years with Honeywell and Alliant Techsystems as a top executive in scientific and management positions. Dr. Heinisch is also a former member of the Army Science Board and an advisor to the Defense Science Board.

General Odom indicated that the Company's board expected to initiate a search for a permanent successor to Mr. Sheridan in the near future.

About AS&E®

AS&E develops and manufactures sophisticated X-ray inspection products for critical detection and security applications. These systems are solving an expanding range of inspection problems including detecting car and truck bombs, combating weapons smuggling, and imaging cargo to expose trade fraud and illegal immigration. AS&E's patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E's Shaped Energy™ X-ray inspection systems combine material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes. AS&E's High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit AS&E's web site at http://www.as-e.com.

For more information:
Ted Owens
American Science and Engineering, Inc.
(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E's financial performance, markets and business operations that may be considered ``forward-looking" under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company's systems by the United States and other governments; disruption in the supply of any sole-source component incorporated into the AS&E's products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company's products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth. These and certain other factors which might cause actual results to differ materially from those projected are more fully set forth under the caption ``Forward-Looking Information and Factors Affecting Future Performance" in the Company's Annual Report on Form 10-K for fiscal year ending March 31, 2002.

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American Science and Engineering, Inc. Names Dr. Roger Heinisch Interim CEO